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                                                                    Exhibit 3.5

 BY-LAWS AS AMENDED THROUGH FEBRUARY 24, 1995



                                 B Y - L A W S
                                      OF
                        CALIFORNIA ENERGY COMPANY, INC.
                        (Formerly Phydeaux Corporation)
                            a Delaware corporation



                                   ARTICLE I
                           MEETINGS OF STOCKHOLDERS


         SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of California Energy Company, Inc. (hereinafter called the "Corporation") shall be held at 10:00 a.m. on such day in the month of May in each year as shall be selected by the Chairman of the Board, or, failing such selection, by the Board of Directors. At the annual meeting, the stockholders shall elect by a plurality vote a board of directors (hereinafter referred to as "Board"), and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be held on the day hereinabove provided for, the Board shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called for any purpose or purposes at any time only by the Board, or the President, upon not less than ten nor more than fifty days written notice. Special meetings may not be called by the stockholders.


         SECTION 3. NOTICE OF MEETINGS. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, sign a waiver. Notice of an adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

         SECTION 5. QUORUM. (a) At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business (except business referred to in subsection (b) below), except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute. (b) At all meetings of the stockholders in which the action to be taken requires the approval of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of stock entitled to vote, the holders of sixty- six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy in order to constitute a quorum for the transaction of any such business, except when stockholders are required to vote by class, in which event, sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute. (c) In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 6. ORGANIZATION. At each meeting of the stockholders the Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board or President, a Vice President, or in the absence of all of the foregoing, any person chosen by
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a majority of those stockholders present, shall act as chairman of the meeting.
The Secretary, or in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 8. VOTING. Except as otherwise required by statute or by the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 9. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at that meeting, arranged in alphabetical order, and showing the addresses of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) unless the Certificate of Incorporation provides otherwise, with the written consent of the holders of not less than the minimum percentage of the total vote required by statue for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting.

                                  ARTICLE II
                              BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         SECTION 2. (A) NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of twelve persons. At the 1989 Annual Meeting of Stockholders, the directors were divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1990 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1991 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1992 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. All directors shall be the age of majority and need not be stockholders. Each director shall hold office until the end of his term and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed for cause, as hereinafter provided in these By-Laws or as otherwise provided by statute or the Certificate of Incorporation.

         (B) FILLING OF VACANCIES. Except as otherwise provided in Article II,
Section 11, any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall
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shorten the term of any incumbent director.

         (C) REMOVAL. Any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of a majority of the Board or the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the shares of the Corporation entitled to vote for the election of directors. For the purposes of this Paragraph (c), "cause" shall mean the willful and continuous failure of a director substantially to perform such director's duties to the Corporation (other than such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

         SECTION 3. PLACE OF MEETINGS. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

         SECTION 4. FIRST MEETING. The Board shall meet for the purpose of organization, the election of officers, and the transaction of other business, as soon as practicable after each Annual Meeting of Stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Article II, Section 7.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

         SECTION 7. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, facsimile, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage pre-paid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

         SECTION 8. QUORUM AND MANNER OF ACTING. Three directors or one-third of the entire Board, whichever is greater, shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

         SECTION 9. ORGANIZATION. At each meeting of the Board, the Chairman of the Board (or, in his absence or inability to act, the President, or in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 10. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 11. CERTAIN VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or
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stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this action in the filling of other vacancies.

         SECTION 12. COMPENSATION. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


         SECTION 14. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, members of the Board of Directors may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.


                                  ARTICLE III
                        EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Executive Committee shall consist of the Chairman of the Board and such of the other members of the Board as shall be appointed pursuant to the immediately preceding sentence. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution creating the committee, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

         SECTION 2. GENERAL. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                 ARTICLE IV
                                  OFFICERS

         SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall include the Chairman of the Board, the Vice- Chairman of the Board, the President, one or more Vice-Presidents (any of whom may be designated as Executive Vice-President), the Chief Financial Officer, the Treasurer, the Controller and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board or by the Chairman of the Board, each to hold office until his successor shall have been duly elected or appointed and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers), and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

         SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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         SECTION 3. REMOVAL. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the Chairman of the Board or by the vote of the majority of the entire Board at any meeting of the Board . Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular elections or appointment to such office.

         SECTION 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer and shall have general and active supervision and direction over the management of the Corporation's business and over the President and Chief Operating Officer and all of the Corporation's other officers, agents and employees. The Chairman of the Board shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board. The Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

         SECTION 6. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board shall be responsible for assisting the Chairman of the Board and shall perform all such duties as may from time to time be assigned to him by the Board.




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         SECTION 7. THE PRESIDENT. Unless the President's duties are otherwise modified by the Chairman of the Board, the President shall, in consultation with and subject to the direction of the Chairman of the Board, have general and active management of the operations and business of the Corporation and general and active supervision and direction over the affairs of the Corporation and over all of its other officers, agents and employees (except the Chairman of the Board and Chief Executive Officer). The President shall be the Corporation's Chief Operating Officer and shall see that all duties of subordinate officers are properly performed and that their responsibilities are properly discharged. In performing such duties, the President shall report directly to the Chairman of the Board and shall consult with the Chairman of the Board and be subject to the direction of the Chairman of the Board regarding significant decisions and strategic options for the Company. At the request of the Chairman of the Board, or in the case of his absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Chairman of the Board and by these By-Laws.

         SECTION 8. VICE PRESIDENTS. The Executive Vice-President and each Vice-President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or by the Chairman of the Board.

     SECTION 9. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall:

     (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

     (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

     (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board;

     (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor;

     (f) render the Chairman of the Board, the President and the Board, whenever the Board or the Chairman of the Board may require, an account of the financial condition of the Corporation; and

     (g) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Board or by the Chairman of the Board.

         SECTION 10.  THE SECRETARY.  The secretary shall:

     (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

     (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

     (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the Chairman of the Board.

         SECTION 11. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

         SECTION 12. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board the power to fix the compensation of officers and agents appointed by the Chairman of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE V
                                INDEMNIFICATION

         SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it
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presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

         SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be determined to be indemnified under this Article V or otherwise.

         SECTION 3. CLAIMS. If a claim for indemnification or payment of expenses under this Article V is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         SECTION 4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.


         SECTION 5. CONTRACTS AND ARRANGEMENTS. The Corporation may enter into contracts providing indemnification to the full extent authorized or permitted by the Delaware General Corporation Law and may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

         SECTION 6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VI
                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 1. EXECUTION OF CONTRACTS. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         SECTION 2. LOANS. Unless the Board shall otherwise determine, either
(a) the President or the Chairman of the Board, or (b) any Vice President, the Chief Financial Officer, the Treasurer or the Secretary, together with the President or the Chairman of the Board, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board may determine by resolution.

         SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

         SECTION 6. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board, Chairman of the Board, the President or a Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of the stock or other securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper.


                                  ARTICLE VII
                                 SHARES, ETC.

         SECTION 1. STOCK CERTIFICATES. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

         SECTION 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

         SECTION 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

         SECTION 4. REGULATIONS. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         SECTION 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed, or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

         SECTION 6. STOCKHOLDER'S RIGHT OF INSPECTION. Any person who shall have been a stockholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized by the holders of, at least five percent of the outstanding shares of stock of the Corporation, shall, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, have the right during the ordinary business hours to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in this State or at its principal place of business.


         SECTION 7. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at the meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                 ARTICLE VIII
                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of the resident agent in charge thereof shall be the Corporation Trust Company.


         SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the Sate of Delaware, as the Board shall from time to time determine or the business of the Corporation may require.

                                  ARTICLE IX
                                  FISCAL YEAR

         The fiscal year of the Corporation shall be January 1 to December 31 of each year.

                                   ARTICLE X
                                     SEAL

         The Board shall provide a corporate seal, which shall be in the form of two concentric circles and bear the name of the Corporation and the words and figures "Corporate Seal 1971 Delaware."

                                  ARTICLE XI
                                  AMENDMENTS

         The Board shall have the power to amend these By-Laws by a majority vote. Notwithstanding anything contained in these By-Laws to the contrary, the stockholders may amend these By-Laws, but only by an affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of the Corporation entitled to vote, except when stockholders are required to vote by class, in which event sixty-six and two-thirds percent (66 2/3%) of the voting power of that class shall be required.